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       As filed with the Securities and Exchange Commission on September 1, 2004
                               Investment Company Act of 1940 File No. 811-08067

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM N-1A

   Registration Statement under the Investment Company Act Of 1940        (X)

                                Amendment No. 11

                              WT INVESTMENT TRUST I
               (Exact Name of Registrant as Specified in Charter)

                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Address of Principal Executive Offices (Zip Code)

       Registrant's telephone number, including area code: (800) 254-3948

                               Robert J. Christian
                            Wilmington Trust Company
                            1100 North Market Street
                            Wilmington, DE 19890-0001
               (Name and Address of Agent for Service of Process)

                     Please send copy of communications to:

                            Joseph V. Del Raso, Esq.
                               Pepper Hamilton LLP
                              3000 Two Logan Square
                              18th and Arch Streets
                             Philadelphia, PA 19103

                                EXPLANATORY NOTES

This Amendment No. 11 to Registrant's Registration Statement on Form N-1A (the "Amendment") has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the series of the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests will be issued solely in transactions that are exempt from registration under the 1933 Act. Investments in the Registrant's series may only be made by investment companies, insurance company separate accounts, common or commingled trust funds or similar organizations or entities that are "accredited investors" within the meaning of Regulation D under the 1933 Act. The Amendment does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

WT Investment Trust I (the "Trust") is comprised of 26 series. This Amendment relates only to the Small/Mid Cap Value Series (the "Series") and does not affect the registration of any other series of the Registrant.

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                              WT INVESTMENT TRUST I

                           SMALL/MID CAP VALUE SERIES

                                     PART A

Responses to items 1, 2, 3, and 8 have been omitted pursuant to paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES AND RELATED
RISKS.

(a) Investment Objective

The Series seeks to achieve long-term capital appreciation. The Series' investment objective may be changed by the Board of Trustees upon 60 days' written notice to shareholders. There is no guarantee that the Series will achieve its investment objective.

(b) Principal Investment Strategies

The Series, under normal conditions, invests at least 80% of its total assets in a diversified portfolio of the following equity or equity related securities:
(i) common and preferred stocks of companies that are judged by the investment adviser to be undervalued in the marketplace relative to underlying profitability and have a market capitalization, at the time of purchase, between $200 million and $7 billion and are publicly traded on a U.S. securities market (or whose market capitalization falls within the capitalization range of recognized small or mid cap indices); (ii) securities convertible into common stock (such as convertible preferred stock and convertible bonds); and (iii) warrants.

The Series is a diversified portfolio of U.S. equity or equity related securities of small and mid cap companies that are deemed by the investment adviser to be undervalued as compared to such companies' profitability potential.

Equity securities from non-U.S. issuers that are publicly traded on the NASDAQ Stock Market or a U.S. securities exchange, including but not limited to, the New York Stock Exchange and the American Stock Exchange whose market capitalization falls within the capitalization range set forth above as well as within recognized small cap and mid cap indices will be an eligible investment.

The Series may, without limit, invest in commercial paper and other money market instruments rated in one of the two highest rating categories by a nationally recognized statistical rating organization in response to adverse market conditions as a temporary defensive position. The result of this action may be that the Series will be unable to achieve its investment objective.

The Series seeks to invest in stocks that are less expensive than comparable companies, as determined by price-to-earnings ratios, price-to-cash flow ratios, asset value per share or other measures. Value investing therefore may offer the potential for capital appreciation as a stock gains favor among other investors and its price rises.

The Series' investment adviser relies on selecting individual stocks and does not try to predict when the stock market might rise or fall. It seeks out stocks that are undervalued in the marketplace relative to the issuer's underlying profitability and, in some cases, neglected by financial analysts. The investment adviser evaluates the degree of analyst recognition by monitoring the number of analysts who follow a company and recommend its purchase or sale to investors.

The investment adviser starts by identifying changes in a company's operations, finances or management. The investment adviser is attracted to companies that it believes will look different tomorrow - operationally, financially, managerially
- when compared to yesterday. This type of dynamic change often creates confusion and

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misunderstanding and may lead to a drop in a company's stock price. Examples of change include mergers, acquisitions, divestitures, restructurings, change of management, new market/product/means of production/distribution, regulatory change, etc. Once change is identified, the investment adviser evaluates the company on several levels. It analyzes (i) financial models based principally upon projected cash flows, (ii) the price of a company's stock in the context of what the market is willing to pay for stock of comparable companies and what a strategic buyer would pay for the whole company, (iii) the extent of management's ownership interest in a company, and (iv) a company's market position by corroborating its observations and assumptions by meeting with management, customers and suppliers.

The investment adviser also evaluates the degree of recognition of a company by investors by monitoring the number of sell side analysts who closely follow a company and the nature of its shareholder base. Before deciding to purchase a stock, the investment adviser conducts an appropriate amount of business due diligence to corroborate its observations and assumptions.

The identification of change comes from a variety of sources including the extensive use of its own proprietary database as well as a computer screening process, which is run using various criteria. In addition, the investment adviser has an extensive network of relationships with clients, other investors, and intermediaries such as national and regional brokerage firms. Members of the investment adviser's portfolio management team regularly meet with companies and sponsor annually more than 200 company/management meetings in its New York office.

By reviewing historical relationships and understanding the characteristics of a business the investment adviser establishes valuation parameters using relative ratios or target prices. In its overall assessment, the investment adviser seeks stocks that it believes have a greater upside potential than downside risk over an 18 to 24 month holding period.

An important function of the investment adviser is to set a price target at which the stock will be sold when there has been no fundamental change in the investment case. In setting a target price for a stock, the investment adviser considers appreciation potential relative to risk over a two year period. The investment adviser constantly monitors the companies held by the Series to determine if there have been any fundamental changes in the reasons that prompted the initial purchase of the stock. If significant changes for the better have not materialized, the stock generally will be sold. The initial investment case for stock purchase, which has been documented, is examined by the investment adviser's portfolio management team. A final decision on selling the stock is made after all such factors are analyzed.

The frequency of transactions in Series' shares and the Series turnover rate will vary from year to year depending on the market. A higher turnover rate increases transaction costs (i.e., brokerage commissions) and adverse tax consequences for Series' shareholders. With frequent trading activity, a greater proportion of any dividends paid out by the Series will be characterized as ordinary income, which is taxed at higher rates than long-term capital gains. Such factors may have the effect of lowering overall Series' performance. Under normal market conditions, the Series turnover rate is expected to be less than 125% annually.

The Series also may use other strategies and engage in other investment practices, which are described in detail in our Statement of Additional Information ("SAI").

(c) Additional Risk Information

The following are certain risks that may apply to an investment in the Series unless otherwise indicated. Further information about the Series' investments is available in Part B:

- Derivatives Risk: Some of the securities in which the Series invests may be referred to as "derivatives" because their value depends on, or is derived from, the value of an underlying asset, reference rate or index. These investments include options, futures contracts and similar investments that may be used in hedging and related income strategies. The market value of derivative instruments and securities is sometimes more volatile than that of other investments, and each type of derivative may pose its own special risks. As a fundamental policy, no more than 15% of the Series total assets may be committed or exposed to derivative strategies.

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-     Foreign Company Risk: The risk of losses due to political, regulatory, economic, social or other uncontrollable forces in a foreign country not normally associated with investing in U.S. issuers.

- Liquidity Risk: The risk that certain securities may be difficult or impossible to sell at the time and the price that the seller would like.

- Market Risk: The risk that the market value of a security may fluctuate, sometimes rapidly and unpredictably. The prices of equity securities change in response to many factors including the historical and prospective earnings of the issuer, the value of its assets, general economic conditions, interest rates, investor perceptions and market liquidity.

- Opportunity Risk: The risk of missing out on an investment opportunity because the assets necessary to take advantage of it are tied up in less advantageous investments.

- Small and Mid Cap Risk: Small and mid cap companies may be more vulnerable than larger companies to adverse business or economic developments. Small and mid cap companies may also have limited product lines, markets or financial resources, may be dependent on relatively small or inexperienced management groups and may operate in industries characterized by rapid technological obsolescence. Securities of such companies may be less liquid and more volatile than securities of larger companies and therefore may involve greater risk than investing in larger companies.

- Valuation Risk: The risk that the Series has valued certain of its securities at a higher price than it can sell them.

- Value Investing Risk: The risk that the Series' investment in securities believed to be undervalued in the marketplace, relative to the issuer's underlying profitability, do not appreciate in value as anticipated.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.

(a) Management. The Board of Trustees of the Trust has oversight responsibility of the management, activities and affairs of the Series and has approved contracts with various financial organizations to provide, among other services, the day-to-day management required by the Series and its shareholders.

(1) Investment Adviser. Cramer Rosenthal McGlynn, LLC, ("CRM") 520 Madison Avenue, New York, New York 10022, serves as the investment adviser to the Small/Mid Cap Value Series. As the Series' investment adviser, CRM has the overall responsibility for directing the Series' investments. CRM and its predecessors have managed equity investments for mutual funds, corporate pension plans, educational, community, religious and private endowments and foundations as well as for individuals, in a value oriented style across a broad range of market capitalizations, and has been in business for more than thirty years. As of June 30, 2004, CRM had over $5.1 billion of assets under management. The Series pays a monthly advisory fee to CRM at the annual rate of 0.75% of the Series average daily net assets.

(2) Portfolio Manager. The day-to-day management of the Small/Mid Cap Value Series is shared by a team of individuals employed by CRM. Ronald H. McGlynn and Jay B. Abramson are responsible for the general oversight of the team and its day-to-day management of the Series.

(3) Legal Proceedings. None.

(b) Capital Stock. Not applicable.

ITEM 6. SHAREHOLDER INFORMATION.

(a) Pricing of Fund Shares.

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(1-3) The Series values its assets based on current market values when such values are available. These prices normally are supplied by a pricing service. Securities that do not have a readily available current market value are valued in good faith by, or under the direction of, the Board of Trustees.

PFPC Inc. determines the NAV per share of the Series as of the close of regular trading on the New York Stock Exchange (the "Exchange") (currently 4:00 p.m., Eastern time), on each day that the Exchange and the transfer agent are open for business (each, a "Business Day"). The price at which a purchase, redemption or exchange is effected is based on the next calculation of NAV after the order is received by an authorized financial institution or the transfer agent and, under no circumstances will any order be accepted for purchase, redemption or exchange after the NAV calculation for pricing at the prior NAV. The NAV is calculated by adding the value of all securities and other assets in the Series, deducting its liabilities and dividing the balance by the number of outstanding shares in the Series. Shares will not be priced on Saturdays, Sundays or the following holidays when the Exchange is closed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

(b) Purchase of Fund Shares. The Trust's shares have not been registered under the Securities Act of 1933 (the "1933 Act"), which means that its shares may not be sold publicly. However, the Trust may sell its shares through private placements pursuant to available exemptions from registration under the 1933 Act. Shares of the Trust may be sold only to: (i) affiliates of Wilmington Trust Company; (ii) subsidiaries of Wilmington Trust Corporation; (iii) certain joint venture partners of affiliates of Wilmington Trust Company; and (iv) other accredited institutional investors. Shares of the Series are sold at net asset value without a sales charge. Shares are purchased at the net asset value next determined after the Trust receives the order in proper form. All investments are credited to the shareholder's account in the form of full and fractional shares of the Series calculated to three decimal places. In the interest of economy and convenience, certificates for shares will be issued only upon written request.

The minimum initial investment in the Series is $1,000,000, which may be waived in the sole discretion of a Series' investment adviser. There is no minimum for subsequent investments. The Trust distributes its own shares.

In-Kind Purchases. If accepted by the Trust, shares of each Series may be purchased in exchange for securities that are eligible for acquisition by such Series as described in this registration statement.

Securities to be exchanged which are accepted by the Trust and Trust shares to be issued therefore will be valued, as set forth under "Pricing of Fund Shares" in Item 6(a), at the time of the next determination of net asset value after such acceptance. All dividends, interest, subscription, or other rights pertaining to such securities shall become the property of the Series whose shares are being acquired and must be delivered to the Trust by the investor upon receipt from the issuer.

The Trust will not accept securities in exchange for shares of the Series unless: (1) current market quotations are readily available for such securities;
(2) the investor represents and agrees that all securities offered to be exchanged are not subject to any restrictions upon their sale by the Series under the 1933 Act or under the laws of the country in which the principal market for such securities exists, or otherwise; (3) at the discretion of the Series, the value of any such security (except U.S. Government securities) being exchanged together with other securities of the same issuer owned by the Series will not exceed 5% of the net assets of the Series immediately after the transaction; and (4) the Series acquires the securities for investment and not for resale. In addition, nearly all of the securities accepted in an exchange must be, at the time of the exchange, eligible to be included in the Series whose shares are issued. (See Item 4(b)). Investors interested in such exchanges should contact the investment adviser.

(c) Redemption Of Fund Shares. As stated above in response to Item 6(b), "Purchase of Fund Shares," the Trust's shares have not been registered under the 1933 Act, which means that its shares are restricted securities, which may not be sold unless registered under or pursuant to an available exemption from that Act.

Redemptions are processed on each Business Day and are effected at the Series' net asset value next determined after the Series receives a redemption request in good form.

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Redemption payments in cash will ordinarily be made within seven days after receipt of the redemption request in good form. However, the right of redemption may be suspended or the date of payment postponed in accordance with the 1940 Act. The amount received upon redemption may be more or less than the amount paid for the shares depending upon the fluctuations in the market value of the assets owned by the Series.

If the Board of Trustees determines that it would be detrimental to the best interests of the remaining shareholders of the Series to make a particular payment wholly or partly in cash, the Series may pay the redemption price in whole or in part by a distribution of portfolio securities from the Series of the shares being redeemed in lieu of cash in accordance with Rule 18f-1 under the 1940 Act. Investors may incur brokerage charges and other transaction costs selling securities that were received in payment of redemptions.

Although the redemption payments will ordinarily be made within seven days after receipt, payment to investors redeeming shares, which were purchased by check, will not be made until the Trust can verify that the payments for the purchase have been, or will be, collected, which may take up to fifteen days or more. Investors may avoid this delay by submitting a certified check along with the purchase order.

(d) Dividends and Distributions. It is not expected that the Series will make cash or property distributions. Rather, each investor can redeem part or all of its shares in the Series. As explained below in (e), each investor will be required to report separately on its own U.S. federal income tax return its distributive share (as determined in accordance with the governing instruments of the Series) of the Series' income, gains, losses, deductions, and credits. Each investor will be required to report its distributive share regardless of whether it has received a corresponding distribution of cash or property from the Series.

(e) Frequent Purchases and Redemptions of Fund Shares. The Series is not designed to accommodate market timing or repetitive trading. "Market timing" is defined as effecting frequent trades into or out of the Series in an effort to anticipate or time price movements. The Series may restrict or refuse purchase or exchange orders by market timers or by those persons the Series believes are engaging in similar trading activity. Market timing can adversely impact the ability of the investment adviser to invest assets in an orderly, long-term manner, which in turn may adversely impact the expenses and the performance of the Series. There is no guaranty that the Series or its agents will be able to detect frequent trading activity or the shareholders engaged in such activity, or, if it is detected, to prevent its recurrence.

(f) Tax Consequences. The Trust is organized as a business trust under Delaware law. Under the Trust's current classification for federal income tax purposes, it is intended that the Series will be treated as a non-publicly traded partnership. In the absence of a ruling from the Internal Revenue Service, there can be no assurance that the IRS will not successfully contend that the Series should be treated as an association taxable as a corporation. To the extent that the Series is treated for federal income tax purposes as a non-publicly traded partnership, the Series will not be subject to any federal income tax. However, each investor's share (as determined in accordance with the governing instruments of the Trust) of the Series' net income, gains and losses generally will be included (as determined for federal income tax purposes) in determining the investor's federal income tax liability, regardless of whether the investor has received or will receive any distribution of cash from the Series. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. The Series' taxable year-end is the last day of December. Although the Series will not be subject to federal income tax, it will file appropriate federal income tax returns.

It is intended that the Series' assets, income and distributions will be managed in such a way that an entity electing and qualifying as a "regulated investment company" under the Code can continue to so qualify by investing substantially all of its assets through the Series, provided that the regulated investment company meets other requirements for such qualification not within the control of the Series (e.g., distributing at least 90% of the regulated investment company's "investment company taxable income" annually). Significant qualification and reporting issues may arise if the Series and the regulated investment company use different tax years.

Withdrawals by investors from the Series generally will not result in their recognizing any gain or loss for federal income tax purposes, except that (a) gain will be recognized to the extent that any cash distributed exceeds the basis of the investor's interests in the Series prior to the distribution, (b) income or gain will be recognized if the withdrawal is in liquidation of all of the investor's interests in the Series and includes a disproportionate share of any

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"unrealized receivables" or "substantially appreciated inventory," as specially defined in the Code, held by the Series, and (c) loss, if realized, will be recognized if the distribution is in liquidation of all of such interests and consists solely of cash and/or unrealized receivables and/or substantially appreciated inventory. The basis of any investor's interests in the Series generally equals the amount of cash and the basis of any property that the investor invests in the Series, increased by the investor's share of income from the Series and decreased by the amount of any cash distributions, the basis of any property distributed from the Series and tax losses allocated to the investor. Amounts realized by the Series on foreign securities may give rise to withholding and other taxes imposed by foreign countries, although these taxes may be reduced by applicable tax treaties. Investors should discuss with their tax advisors the deductibility or creditability of such taxes or their ability to pass-through such taxes to their own interest holders for foreign tax credit purposes.

Any net loss for a year allocated by the Series to an investor for tax purposes may be deducted by that investor only to the extent of the "adjusted tax basis" of his interest in the Series and then only to the extent that various loss limitation rules of the Code do not apply to the loss. For individual investors, several limitations exist with respect to the deductibility of losses. The "at-risk" rules of Section 465 of the Code could have an adverse impact on an individual investor in connection with the deductibility of losses from the Series. Moreover, Section 469 of the Code imposes certain restrictions on the ability of noncorporate taxpayers, as well as certain closely held subchapter C corporations and personal service corporations, to deduct losses and credits from passive activities of the Series. In addition, for noncorporate taxpayers, section 163(d) of the Code limits the deduction for "investment interest" (i.e., interest expense (including certain short sale expense) allocable to investment property).

No gain or loss will be recognized by an investor upon the acquisition of an interest in the Series for cash. However, if appreciated property is contributed to the Series, and if the Series is deemed an "investment company" within the meaning of Section 721(b) of the Code, gain would be recognized to the contributing investor unless the contribution by the investor constituted a "diversified portfolio" of assets. Investors should consult their own tax advisors concerning this issue. Even if no gain were required to be recognized by an investor on the contribution of appreciated property to the Series, on a subsequent recognition of that appreciation by the Series on a taxable disposition of the property, the amount of such appreciation generally would be taxed to the contributing investor for income tax purposes. The amount of such gain could also be taxed to the contributing investor if the appreciated property were subsequently distributed by the Series to an investor other than the contributing investor, or if other property were distributed by the Series to the contributing investor.

The Series may choose to revalue the "book" value of its assets periodically for tax purposes, similar to the manner in which its assets are marked-to-market for financial statement presentation purposes. Such revaluations will create disparities between the "tax capital" and "book capital" accounts of the investors in the Series at the time of the revaluation and will have the effect of allocating unrealized appreciation and depreciation in the revalued assets to such investors for tax purposes at the time of the revaluation. The investors would be specially allocated such appreciation and depreciation for tax purposes on the taxable disposition of the revalued property by the Series (or on a distribution of the revalued property to certain investors). Investors should consult their own tax advisors concerning this issue.

If the Series invests in a foreign corporation that is a passive foreign investment company (a "PFIC"), special rules apply that may affect the tax treatment of gains from the sale of the stock and may cause investors to incur tax and IRS interest charges, even if such investors are otherwise exempt from taxation. However, the Series may be eligible to elect one of two alternative tax treatments with respect to PFIC shares that would avoid these taxes and charges, but also may affect, among other things, the amount and character of gain or loss and the timing of the recognition of income with respect to PFIC shares. Accordingly, the amounts, character, and timing of income distributed to investors in the Series holding PFIC shares may differ substantially as compared to a fund that did not invest in PFIC shares.

Some of the Series' investments may include transactions that are subject to special tax rules. The taxation of securities transactions (including transactions in commodities) is extremely complex and no attempt is made herein to fully describe the various tax rules that apply to such transactions or to explain in complete detail those rules that are mentioned. Gains or losses attributable to transactions in foreign currency may be treated as ordinary income or loss. Investment in certain financial instruments, such as options, futures contracts, forward contracts and original issue discount and market discount obligations, may require annual recognition of unrealized income and losses. The

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tax treatment of other investments may be unsettled, such as investments in notional principal contracts or similar instruments.

Transactions that are treated as "straddles" may affect the character and/or time of recognizing other gains and losses of the Series. Special rules apply and elections may be made with respect to straddles where at least one but not all of the constituent positions are Section 1256 contracts ("mixed straddles"). These elections may change the normal rules applicable to such positions. If the Series enters into a transaction (such as a "short sale against the box") that reduces the risk of loss on an appreciated financial position that it already holds, the entry into the transaction may constitute a constructive sale and require immediate recognition of gain.

Any foreign person, or any other person or entity subject to special tax treatment, who or which is considering investing in the Series should consult his or its own tax advisors with respect to the federal, state and local tax consequences of an investment in the Series, and in the case of a foreign person, the consequences of an investment in the Series under the laws of any jurisdictions in which such person or entity is subject to tax. The Series may be required to withhold taxes on an investor's distributive share of income or distributions to foreign investors.

A potential investor which is a tax-exempt entity, including an individual retirement account, Keogh Plan and retirement plan qualified under ERISA, should consider, and discuss with its own tax advisors, the possibility that all or a portion of its distributive share of income or gain from the Series will be subject to the special tax imposed by the Code on the unrelated business taxable income ("UBTI") of a tax-exempt entity. The imposition of such a tax could materially reduce the effective return that a tax-exempt investor would derive from an investment in the Series.

In addition to the federal income tax consequences described above, prospective investors should consider and discuss with their own tax advisors the potential state and local tax consequences of an investment in the Series.

The foregoing is not an exhaustive presentation of all tax issues relevant to an investment in the Series. Accordingly, investors are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in the Series.

ITEM 7. DISTRIBUTION ARRANGEMENTS.

(a)-(b) Not applicable.

(c) The Series acts as a master fund in a master-feeder structure. The master-feeder structure is intended to reduce costs by eliminating duplicate investment pools, which larger pools may be expected to result in economies of scale by spreading certain fixed costs over a larger asset base and providing purchasing power. The Series holds the investment portfolio and bears the investment advisory fees, and the Series' feeder fund provides and bears the costs of distribution and shareholder services. In a shareholder vote of the Series, a feeder fund must vote its shares in proportion to the instructions the feeder receives from its shareholders.

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                              WT INVESTMENT TRUST I

                           SMALL/MID CAP VALUE SERIES

                                     PART B

ITEM 9. COVER PAGE AND TABLE OF CONTENTS.

This Part B should only be read in conjunction with Part A. Part A contains additional information about the investment objective, portfolio strategies, principal investments, and risk factors associated with investments in the Series.

The Registrant incorporates by reference information in the (i) Statement of Additional Information for the CRM Small/Mid Cap Value Fund (the "Feeder SAI"), and (ii) the Prospectus for Institutional Shares of the CRM Small/Mid Cap Value Fund (the "Feeder Prospectus") contained in Post-Effective Amendment No. 25 to the registration statement on Form N-1A (File No. 33-84762), as amended, of WT Mutual Fund filed with the Commission on July 16, 2004 (Accession No. 0000893220-04-001411) ("PEA No. 25"). A copy of PEA 25 or WT Mutual Fund's currently effective post-effective amendment to its registration statement with respect to the Series will be provided to anyone requesting a copy of this Amendment.

                                Table of Contents

Fund History..................................................................................             B-1
Description of the Trust and its Investments and Risks........................................             B-2
Management of the Trust.......................................................................             B-2
Control Persons and Principal Holders of Securities...........................................             B-2
Investment Advisory and Other Services........................................................             B-2
Brokerage Allocation and Other Practices......................................................             B-2
Capital Stock and Other Securities............................................................             B-3
Purchase, Redemption and Pricing of Shares....................................................             B-3
Taxation of the Trust.........................................................................             B-3
Underwriters..................................................................................             B-3
Calculation of Performance Data...............................................................             B-3
Financial Statements..........................................................................             B-3

ITEM 10. FUND HISTORY.

WT Investment Trust I (the "Trust") was organized as a Delaware business trust on January 23, 1997. The Trust has established twenty-six series. Only the Small/Mid Cap Value Series (the "Series") is described in this Part B.

ITEM 11. DESCRIPTION OF THE TRUST AND ITS INVESTMENTS AND RISKS

The Trust is a diversified open-end management investment company.

Part A contains additional information about the investment objectives, portfolio strategies, principal investments, and risk factors associated with investments in the Series. This Part B should only be read in conjunction with Part A. This section contains supplemental information concerning the types of securities and other instruments in which the Series may invest, the investment policies and portfolio strategies that the Series may utilize and certain risks attendant to those investments, policies and strategies.

Registrant incorporates by reference information concerning the portfolio strategies, investment policies and limitations, and associated risks of the Series from the sections entitled "Investment Policies" and "Investment Limitations" in the Feeder SAI.

ITEM 12. MANAGEMENT OF THE TRUST

Registrant incorporates by reference information concerning the management of the Trust from the section entitled "Trustees and Officers, " in the Feeder SAI.

ITEM 13. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Persons or organizations beneficially owning 25% or more of the outstanding shares of the Series are presumed to "control" the Series. As a result, those persons or organizations could have the ability to vote a majority of the shares of the Series on any matter requiring the approval of the shareholders of the Series. As of September 1, 2004, (1) no person owned of record 5% or more of the outstanding shares of the Series and (2) the Trustees and officers, as a group, owned less than 1% of the outstanding shares of the Series.

ITEM 14. INVESTMENT ADVISORY AND OTHER SERVICES

Registrant incorporates by reference the following information concerning the investment advisory and other services provided for or on behalf of the Series from the Feeder SAI, the section entitled "Investment Advisory and Other Services,"

ITEM 15. BROKERAGE ALLOCATION AND OTHER PRACTICES

Registrant incorporates by reference information concerning the brokerage allocation and other practices of the Series from the sections entitled "Brokerage Allocation and Other Practices" in the Feeder SAI.

ITEM 16. CAPITAL STOCK AND OTHER SECURITIES.

(a) Capital Stock. The Trust issues shares of beneficial interest for the Series with a par value of $.01 per share. The shares of the Series, when issued and paid for in accordance with this registration statement, will be fully paid and non-assessable shares, with equal, non-cumulative voting rights and no preferences as to conversion, exchange, dividends, redemptions or any other feature. Shareholders shall have the right to vote only (i) for removal of Trustees, (ii) with respect to such matters relating to the Trust as may be required by the applicable provisions of the 1940 Act, including Section 16(a) thereof, and (iii) on such other matters as the Trustees may consider necessary or desirable. In addition, the shareholders of the Series will be asked to vote on any proposal to change a fundamental investment policy (i.e. a policy that may be changed only with the approval of shareholders) of the Series. All shares of the Trust entitled to vote on a matter shall vote without differentiation between the separate series on a one-vote-per-share basis, provided however, if a matter to be voted on affects only the interests of certain series, only the shareholders of such affected series shall be entitled to vote on the matter. If liquidation of the Trust should occur, shareholders would be entitled to receive on a per share basis the assets of the particular series whose shares they own, as well as a proportionate share of Trust assets not attributable to any particular class then in existence. Ordinarily, the Trust does not intend to hold annual meetings of shareholders, except as required by the 1940 Act or other applicable law. The Trust's by-laws provide that meetings of shareholders shall be called for the purpose of voting upon the question of removal of one or more Trustees upon the written request of the holders of not less than 10% of the outstanding shares.

(b) Other Securities. Not applicable.

ITEM 17. PURCHASE, REDEMPTION AND PRICING OF SHARES.

(a)   Purchase Of Shares. See Item 6(b) of Part A.

(b)   Fund Reorganizations. Not applicable.

(c)   Offering Price. See Item 6(a) of Part A.

(d) Redemption In Kind. The Trust has filed a notice of election pursuant to Rule 18f-1 under the 1940 Act. See Item 6(c) of Part A.

ITEM 18. TAXATION OF THE FUND

See Item 6(f) of Part A.

ITEM 19. UNDERWRITERS.

Not applicable.

ITEM 20. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 21. FINANCIAL STATEMENTS.

The Series has not been in operation for a full fiscal period. Therefore, no financial statements are available for the Series.

                                     PART C

                                OTHER INFORMATION

ITEM 22.       EXHIBITS.

(a)(i)(a) Amended and Restated Agreement and Declaration of Trust dated March 15, 2002 ("Declaration of Trust"). (3)

(a)(i)(b) Amended Schedule A to Amended and Restated Agreement and Declaration of Trust is filed herewith.

(a)(ii)        Certificate of Trust dated June 1, 1994. (1)

(a)(iii) Certificate of Amendment to Certificate of Trust dated October 20, 1998. (2)

(a)(iv)        Amendment No. 1 to the Declaration of Trust. (4)

(b)            Amended and Restated By-Laws dated March 15, 2002. (3)

(c) See Articles III, VII, and VIII of Registrant's Amended and Restated Agreement and Declaration of Trust. (3)

(d)(i)(a) Advisory Agreement between Registrant and Rodney Square Management Corporation ("RSMC"). (2)

(d)(i)(b)      Amended Schedules A and B to Advisory Agreement with RSMC. (5)

(d)(ii)(a) Advisory Agreement between Registrant and Cramer Rosenthal McGlynn, LLC ("CRM"). (2)

(d)(ii)(b) Amended Schedules A and B to Advisory Agreement with CRM are filed herewith.

(d)(iii)(a) Advisory Agreement between the Registrant and Roxbury Capital Management, LLC ("Roxbury"). (2)

(d)(iii)(b)    Amended Schedules A and B to Advisory Agreement with Roxbury. (4)

(d)(iv) Sub-Advisory Agreement among the Registrant, on behalf of the International Multi-Manager Series, RSMC and Goldman Sachs Asset Management, L.P. ("GSAM"). (5)

(d)(v) Sub-Advisory Agreement among the Registrant, on behalf of the International Multi-Manager Series, RSMC and Julius Baer Investment Management Inc (("JBIMI"). (3)

(d)(vi) Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, RSMC and AEW Management and Advisors, L. P. ("AEW"). (7)

(d)(vii) Sub-Advisory Agreement among the Trust, on behalf of the Real Estate Series, RSMC and Real Estate Management Series Group LLC. ("REMS"). (7)

(d)(viii) Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Quantitative Series, Mid Cap Quantitative Series and Small Cap Quantitative Series, RSMC and Parametric Portfolio Associates ("PPA"). (10)

(d)(ix) Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, RSMC and Armstrong Shaw Associates, Inc. ("ASA"). (6)

(d)(x) Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, RSMC and Montag & Caldwell, Inc. ("M&C"). (6)

(d)(xi) Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Bennett Lawrence Management, LLC ("BLM. (6)

(d)(xii) Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Eubel Brady and Suttman Asset Management, Inc. ("EBS"). (6)

(d)(xiii) Sub-Advisory Agreement among the Trust, on behalf of the Mid Cap Multi-Manager Series, RSMC and Equity Investment Corporation ("EIC"). (6)

(d)(xiv) Sub-Advisory Agreement among the Trust, on behalf of the Small Cap Multi-Manager Series, RSMC and Batterymarch Financial Management, Inc. ("BFM"). (6)

(d)(xv) Sub-Advisory Agreement among the Trust, on behalf of the Small Cap Multi-Manager Series, RSMC and Systematic Financial Management L.P. ("SFM"). (6)

(d)(xvi) Form of Sub-Advisory Agreement among the Trust, on behalf of the Large Cap Multi-Manager Series, RSMC and First Quadrant, LP. (10)

(e)            Not applicable.

(f)            Deferred Compensation Plan for Independent Trustees. (3)

(g)(i)         Custody Agreement with Wilmington Trust Company. (8)

(g)(ii)        Sub-Custody Agreement with PFPC Trust Company. (2)

(g)(iii)       Foreign Custody Agreement between the Trust and PFPC Trust
               Company. (8)

(h)(i)(a)      Transfer Agency Agreement with PFPC Inc. (2)

(h)(i)(b)      Amended Exhibit A to Transfer Agency Agreement with PFPC Inc. (3)

(h)(i)(c)      Amendment to Transfer Agency Agreement with PFPC Inc. (3)

(h)(ii)(a)     Form of Administration and Accounting Services Agreement with
               RSMC. (3)

(h)(ii)(b) Form of Sub-Administration and Accounting Services Agreement with PFPC Inc. (3)

(i)            Not applicable.

(j)            Not applicable.

(k)            Not applicable.

(l)            None.

(m)            Not applicable.

(n)            Not applicable.

(p)(i)         Code of Ethics of the Trust and WT Mutual Fund. (9)

(p)(ii)        Code of Ethics of Cramer Rosenthal McGlynn, LLC. (9)

(p)(iii)       Code of Ethics of Roxbury Capital Management, LLC. (2)

(p)(iv)        Code of Ethics of JBIMI. (4)

(p)(v)         Code of Ethics of AEW. (4)

(p)(vi)        Code of Ethics of REMS. (4)

(p)(vii)       Code of Ethics of GSAM. (5)

(p)(viii)      Code of Ethics of PPA. (5)

(p)(ix)        Code of Ethics of ASA. (5)

(p)(x)         Code of Ethics of M&C. (5)

(p)(xi)        Code of Ethics of BLM. (5)

(p)(xii)       Code of Ethics of EBS. (5)

(p)(xiii)      Code of Ethics of EIC. (5)

(p)(xiv)       Code of Ethics of BFM. (5)

(p)(xv)        Code of Ethics of SFM. (5)

(p)(xvi)       Code of Ethics of RSMC and Wilmington Trust. (9)

-------------------------

(1) Previously filed with the Securities and Exchange Commission ("SEC") with Amendment No. 1 on Form N-1A on February 28, 1997 and incorporated herein by reference.

(2) Previously filed with the SEC with Amendment No. 5 on Form N-1A on October 30, 2000 and incorporated herein by reference.

(3) Previously filed with the SEC with Amendment No. 7 on Form N-1A on October 28, 2002 and incorporated herein by reference.

(4) Previously filed with the SEC with Amendment No. 8 on Form N-1A on December 19, 2002 and incorporated herein by reference.

(5) Previously filed with the SEC with Amendment No. 9 on Form N-1A on June 30, 2003 and incorporated herein by reference.

(6) Previously filed with the SEC as an exhibit to Amendment No. 25 to the registration statement on Form N-1A of WT Mutual Fund (File No. 811-08648) filed with the Commission on August 28, 2003 and incorporated herein by reference.

(7) Previously filed with the SEC as an exhibit to Amendment No. 26 to the registration statement on Form N-1A of WT Mutual Fund (File No. 811-08648) filed with the Commission on October 29, 2003 and incorporated herein by reference.

(8) Previously filed with the SEC with Amendment No. 10 on Form N-1A on October 29, 2003 and incorporated herein by reference.

(9) Previously filed with the SEC with Amendment No. 28 on Form N-1A of WT Mutual Fund (File No. 811-08648) on July 16, 2004 and incorporated herein by reference.

(10) Previously filed with the SEC with Amendment No. 29 on Form N-1A of WT Mutual Fund (File No. 811-08648) on July 16, 2004 and incorporated herein by reference.

ITEM 23. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE FUND.

WILMINGTON TRUST CORPORATION AND SUBSIDIARIES

Wilmington Trust Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Holding company for Wilmington Trust Company, Wilmington Trust of Pennsylvania, Wilmington Trust FSB, WT Investments, Inc., Rodney Square Management Corporation, Balentine Holdings, Inc. and Wilmington Trust (UK) Limited

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
Delaware-chartered bank and trust company

Wilmington Trust FSB
One South Street, Suite 2160 Baltimore, Maryland 21202Federal savings bank headquartered in Maryland, a registered investment adviser

Wilmington Trust of Pennsylvania
795 East Lancaster Avenue
Villanova, Pennsylvania
Commercial bank headquartered in Pennsylvania

WT Investments, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and an investment holding company

Brandywine Insurance Agency, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a licensed insurance agent and broker for life, casualty and property insurance

Brandywine Finance Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company which is a finance company

Brandywine Life Insurance Company, Inc.
Rodney Square North
1100 North Market Street

Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a reinsurer of credit life insurance written in connection with closed-end consumer loans Wilmington Trust makes

Wilmington Trust SP Services, Inc.
(f/k/a Delaware Corporate Management, Inc.)
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services for Delaware holding companies and other Delaware entities.

Wilmington Trust SP Services (Nevada), Inc.
(f/k/a Nevada Corporate Management, Inc.)
3773 Howard Hughes Parkway
Las Vegas, Nevada
A subsidiary of Wilmington Trust SP Services, Inc. that provides nexus and other services for Nevada holding companies and other Nevada entities

Rodney Square Management Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Corporation and a registered investment advisor

Wilmington Brokerage Services Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a registered broker-dealer and a registered investment advisor

100 West Tenth Street Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and maintains certain real estate on behalf of Wilmington Trust Company and Compton Realty Corporation

Compton Realty Corporation
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company and a partner in Rodney Square Investors, L.P., the partnership that holds title to the Wilmington Trust Center

Rodney Square Investors, L.P.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
49% owned by Compton Realty Corporation. Partnership that holds title to the Wilmington Trust Center

Drew-VIII-Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware

A subsidiary of Wilmington Trust Company that holds title to and manages certain troubled real estate on behalf of Wilmington Trust Company

Siobain VI, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that holds title to and manages certain troubled real estate on behalf of Wilmington Trust Company

Wilmington Trust SP Services (New York), Inc. (f/k/a) WTC Corporate Services, Inc.)
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services

WT Services of Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides back-office and support services to Wilmington Trust Company and its affiliates

Wilmington Trust SP (Delaware) Services, Inc.
(f/k/a Organization Services, Inc.)
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust SP Services, Inc., that provides nexus and other services for Delaware holding companies and other Delaware entities

Special Services Delaware, Inc.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust SP Services, Inc., a special purpose entity used to facilitate corporate transactions

Wilmington Trust Global Services, Ltd.
Rodney Square North
1100 North Market Street
Wilmington, Delaware
A subsidiary of Wilmington Trust Company that provides nexus and other services

Wilmington Trust (Cayman), Ltd.
George Town, Cayman Islands, British West Indies
A subsidiary of Wilmington Trust Company that provides trust services

Wilmington Trust (Channel Islands), Ltd.
St. Helier, Jersey, Channel Islands
A subsidiary of Wilmington Trust Company that provides trust services

Balentine Holdings, Inc.
3455 Peachtree Road
Suite 2000
Atlanta, Georgia

A subsidiary of Wilmington Trust Corporation that holds our interest in Balentine Delaware Holding Company, LLC and owns Balentine Management, Inc.

Balentine Delaware Holding Company, LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
Owned by Balentine Holdings, Inc.

Balentine & Company, LLC
3455 Peachtree Road
Suite 2000
Atlanta, Georgia 30325
Owned by Balentine Delaware Holding Company, LLC. A registered broker-dealer and a registered investment adviser

Balentine Management, Inc.
1100 North Market Street
Rodney Square North
Wilmington, DE 19890
A subsidiary of Balentine Holdings, Inc.

Wilmington Trust (UK) Limited
200 Aldersgate Street
London, EC1A 4JJ
A subsidiary of Wilmington Trust Corporation Holding company

SPV Management Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of Wilmington Trust (UK) Limited that provides nexus and other services

SPV Advisors Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of Wilmington Trust (UK) Limited that serves as advisor to SPV Management Limited

Lord SPV Limited 78
Cannon Street, London, EC4P 5LN
A subsidiary of SPV Management Limited

SPV Management (Dublin) Limited
78 Cannon Street, London, EC4P 5LN
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Management (Italia) SRL
Studio Tributare Deiure, Via Pontaccio 10, Milan, 20120, Italy
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Jersey Limited
Oak Walk, St. Peter, Jersey, JE3 7EF
A subsidiary of SPV Management Limited that provides nexus and other services

SPV Cayman Limited
Q&H Corporate Services Ltd., Third Floor, Harbour Centre,
P.O. Box 1347, Georgetown, Grand Cayman, BWIO, Cayman Islands
A subsidiary of SPV Management Limited that provides nexus and other services

Bedell SPV Management (Jersey) Limited

26 New Street, St. Helier, Jersey JE2 3RA, Channel Islands
51% owned by SPV Management Limited
Provides nexus and other services

WT Delaware Capital Corp.

Wilmington Investment Managers, Inc.
Rodney Square North
1100 North Market Street
Wilmington, DE

California Corporate Management, Inc.
Rodney Square North
1100 North Market Street
Wilmington, DE

AFFILIATES

Cramer Rosenthal McGlynn, LLC
White Plains, New York
A registered investment adviser
(69.144% equity interest owned by WT Investments, Inc.)

Roxbury Capital Management, LLC
Santa Monica, California
A registered investment adviser
(30% profits interest owned by WT Investments, Inc.
40% equity interest owned by WT Investments, Inc.)

Clemente Capital, Inc.
152 West 57th Street
New York, New York 10017
(24.9% equity interest owned by WT Investments, Inc.)

Balentine & Company of Tennessee, L.L.C.
113 Seaboard Lane47.2% Franklin, Tennessee 37067( owned by Balentine Delaware Holding Company, LLC)

Camden Partners Holdings, LLC
One South Street, Suite 215
Baltimore, MD  21202
(28.75% equity interest owned by WT Investments, Inc.
A registered investment adviser

Camden Partners Equity Advisors, LLC
One South Street, Suite 215
Baltimore, MD  21202
100% owned by Camden Partners Holdings, LLC
A registered investment adviser

ITEM 24. INDEMNIFICATION.

The Registrant's Amended and Restated Agreement and Declaration of Trust (the "Agreement") and Amended and Restated By-laws provide, among other things, that the trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent employee, investment adviser or distributor of the Registrant, nor shall any trustee be responsible for the act or omission of any other trustee, and the Registrant out of its assets may indemnify and hold harmless each trustee and officer of the Registrant from and against any and all claims, demands, costs, losses, expenses and damages whatsoever arising out of or related to such trustee's performance of his or her duties as a trustee or officer of the Registrant; provided that the trustees and officers of the Registrant shall not be entitled to an indemnification or held harmless if such liabilities were a result of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office. (See Article IX of the Agreement filed as Exhibit 22(a)(i) and Article IX of the Registrant's Amended and Restated By-laws filed as Exhibit 22(b)).

The Trust is party to an investment advisory agreement with each of RSMC, CRM and Roxbury (each an "Adviser"). Paragraph 8 of each of the foregoing investment advisory agreements with the Trust provides that in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties under their respective agreements, the Adviser shall not be subject to liability to the Trust, any series of the Trust or any of its shareholders for any act or omission in the course of, or connected with, rendering services under such agreements or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Trust. Any liability of an Adviser to any series of the Trust shall not automatically impart liability on the part of such Adviser to any other series of the Trust. No series of the Trust shall be liable for the obligations of any other series of the Trust.

The Trust is also party to a sub-advisory agreement with each of GSAM, JBIMI, AEW, REMS, PPA, ASA, M&C, BLM, EBS, EIC, BFM and SFM (each a "Sub-Adviser"). Each of the foregoing sub-advisory agreements provides that the Sub-Adviser shall not be liable for any action taken, omitted or suffered to be taken by it in its reasonable judgment, in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by its respective sub-advisory agreement, or in accordance with (or in the absence of) specific directions or instructions from the Trust or RSMC, provided, however, that such acts or omissions shall not have resulted from the Sub-Adviser's willful misfeasance, bad faith, gross negligence or a reckless disregard of duty un its sub-advisory agreement.

Indemnification of RSMC in its capacity as administrator and accounting agent against certain losses is provided for in Section 12 of the Administration and Accounting Services Agreement with RSMC incorporated by reference as Exhibit
(h)(ii)(a) hereto. The Trust, on behalf of each series of the Trust, agrees to indemnify and hold harmless RSMC, its affiliates and its authorized agents from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the securities laws and any state or foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which RSMC, its affiliates or its authorized agents take (i) at the request or on the direction of or in reliance on the advice of the Trust or (ii) upon oral instructions or written instructions. Neither RSMC, nor any of its affiliates or agents, shall be indemnified against any liability (or any expenses incident to such liability) arising out of RSMC's or its affiliates' or its agents' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under the Administration and Accounting Services Agreement.

ITEM 25. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISERS.

(i)      Rodney Square Management Corporation ("RSMC")

         The only employment of a substantial nature of each of RSMC's directors and officers is with RSMC and its affiliated companies.

(ii)     Cramer Rosenthal McGlynn, LLC ("CRM")

         The only employment of a substantial nature of each of CRM's directors and officers is with CRM.

(iii)    Roxbury Capital Management, LLC ("Roxbury")

         The only employment of a substantial nature of each of Roxbury's directors and officers is with Roxbury.

(iv)     AEW Management and Advisors, L.P. ("AEW")

         The only employment of a substantial nature of each of AEW's directors and officers is with AEW.

(v)      Real Estate Management Services Group, LLC ("REMS").

         The only employment of a substantial nature of each of REMS' directors and officers is with REMS.

(vi) Goldman Sachs Asset Management, L.P. Set forth below are the names and businesses of certain managing directors of GSAM L.P who are engaged in any other business, profession, vocation or employment of a substantial nature.

         Name                    Position With Sub-Adviser                         Other Affiliations
         ----                    -------------------------                         ------------------
Henry M. Paulson, Jr.          Managing Director                     Chairman, Chief Executive Officer And Director,
                                                                     The Goldman Sachs Group, Inc.

Robert J. Hurst                Managing Director                     Vice Chairman And Director, The Goldman Sachs
                                                                     Group, Inc.,

John A. Thain                  Managing Director                     President, Co-Chief Operating Officer And
                                                                     Director, The Goldman Sachs Group, Inc.

John L. Thornton               Managing Director                     President, Co-Chief Operating Officer And
                                                                     Director, The Goldman Sachs Group, Inc

David W. Blood                 Managing Director And Co-             Director, Goldman Sachs Asset Management
                               Head(Asset Management Group)          International

(viii) Julius Baer Investment Management Inc.

        Name                 JBIM Title                          Outside Employer                           Relationship
        ----                 ----------                          ----------------                           ------------
Bernard Spilko            Director             SVP Branch Manager of Bank Julius Baer & Co. Ltd.     Employee of Julius Baer
                                               (New York), Managing Director of Julius Baer          Securities Inc.
                                               Securities Inc.

Stuart G. Adam            Director             SVP Head of Private Banking - Bank Julius Baer &      Employee of Bank Julius
                                               Co. Ltd. (New York)                                   Baer & Co. Ltd. (New York)

Alessandro E. Fussina     Director             Ilander Ltd. - President; Julius Baer Securities      Employee of Illander Ltd.
                                               Inc. - Director; Bank Julius Baer
                                               & Co. Ltd. (New York) - Chairman
                                               of Advisory Board

Leo T. Schrutt            Chairman             Julius Baer Holding Ltd. - Member of Group            Employee of JBIM
                                               Executive Board

                                               Julius Baer Asset Management - President

Edward A. Clapp           FVP Head of          FVP - Director of Compliance for Julius Baer          Employee of Bank Julius
                          Compliance           Securities Inc. and Bank Julius Baer & Co. Ltd.       Baer & Co. Ltd. (New York)
                                               (New York)

Francoise M. Birnholz     SVP - Corporate      SVP - General Counsel for Julius Baer Securities      Employee of Bank Julius
                          Secretary and        Inc. and Bank Julius Baer & Co. Ltd. (New York)       Baer & Co. Ltd. (New York)
                          General Counsel

Hendricus F. Bocxe        VP and Compliance    VP and Compliance Officer for Julius Baer             Employee of Bank Julius
                          Officer              Securities Inc. and Bank Julius Baer & Co. Ltd.       Baer & Co. Ltd. (New York)
                                               (New York)

* Julius Baer Securities Inc. and Bank Julius Baer & Co. Ltd (New York) are located at 330 Madison Avenue, New York, N.Y. 10017.

**       Illander Ltd. is located at 350 Park Avenue, New York, N.Y. 10022.

*** Julius Baer Holding Ltd is located at Bahnofstrasse 36, Zurich Switzerland and Julius Baer Asset Management is located at Brandschenkestrasse 40, Zurich, Switzerland.

(viii)   Parametric Portfolio Associates

         PPA is a registered investment adviser providing investment management services to the Trust. The directors and officers of PPA are set forth below.

        Name                Position with Sub-Adviser                       Other Affiliations
        ----                -------------------------                       ------------------
Andrew Abramsky             Chief Operating Officer              None

William E. Cornelius        Chairman of the Board                Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.

Brian Langstraat            Chief Executive Officer              Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.

David M. Stein              Chief Investment Officer             Director of PPA Acquisition Corporation,
                                                                 DBA Parametric Portfolio Associates.

(ix)     Armstrong Shaw Associates, Inc.

         The only employment of a substantial nature of each of ASA's directors and officers is with ASA.

(x)      Montag & Caldwell, Inc.

         M&C is a registered investment adviser providing investment management services to the Trust. M&C is a member of the ABN AMRO group of companies. The directors and officers of Montag & Caldwell are set forth below. To the knowledge of the Trust, unless so noted, none of these individuals is or has been at any time during the past two fiscal years engaged in any other business, profession, vocation or employment of a substantial nature.

          Name                            Position with Sub-Adviser                  Other Affiliations
          ----                            -------------------------                  ------------------
Sandra M. Barker              Vice President                                         None

Janet B. Bunch                Vice President                                         None

Debra Bunde Reams             Vice President                                         None

Ronald E. Canakaris           President, Chief Executive Officer, Chief Investment   None
                              Officer and Director

Elizabeth C. Chester          Senior Vice President and Secretary                    None

Tom Cross Brown               Director                                               None

Jane R. Davenport             Vice President                                         None

James L. Deming               Vice President                                         None

Helen M. Donahue              Vice President                                         None

Marcia C. Dubs                Assistant Vice President                               None

Katherine E. Ryan             Assistant Vice President                               None

Brion D. Friedman             Vice President                                         None

Charles Jefferson Hagood      Vice President                                         None

Richard W. Haining            Vice President                                         None

Mark C. Hayes                 Vice President                                         None

Lana M. Jordan                Vice President and Director of Marketing               None

Andrew W. Jung                Vice President                                         None

Rebecca M. Keister            Vice President                                         None

William E. Long III           Vice President                                         None

Charles E. Markwalter         Vice President                                         None

Grover C. Maxwell III         Vice President                                         None

Michael A. Nadal              Vice President                                         None

Solon P. Patterson            Chairman of the Board                                  None

Carla T. Phillips             Assistant Vice President                               None

Brian W. Stahl                Vice President and Treasurer                           None

M. Scott Thompson             Vice President                                         None

Debbie J. Thomas              Assistant Vice President                               None

David L. Watson               Vice President                                         None

William A. Vogel              Senior Vice President                                  None

Homer W. Whitman, Jr.         Senior Vice President                                  None

John S. Whitney, III          Vice President                                         None

(xi)     Bennett Lawrence Management, LLC

         The only employment of a substantial nature of each of BLM's directors and officers is with BLM.

(xii)    Eubel Brady and Suttman Asset Management, , Inc.

         The only employment of a substantial nature of each of EBS's directors and officers is with EBS.

(xiii)   Equity Investment Corporation

         The only employment of a substantial nature of each of EIC's directors and officers is with EIC.

(xiv)    Batterymarch Financial Management, Inc.

         Batterymarch Financial Management, Inc. ("Batterymarch") is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The following is a list of other substantial business activities in which directors, officers or partners of Batterymarch have been engaged as director, officer, employee, partner, or trustee.

       Name              Position with Sub-Adviser                      Other Affiliations
       ----              -------------------------                      ------------------
Deepak Chowdhury         Director                        Vice President, Legg Mason Fund Adviser,  Inc.
                                                         ("LMFA")  Manager, Brandywine Asset Management,
                                                         Inc. ("Brandywine")

William L. Elcock        CEO and Director                None

Timothy C. Scheve        Director                        Senior Executive Vice President, Legg Mason,
                                                         Inc.;  Senior Executive Vice President and
                                                         Director, Legg Mason Wood Walker, Incorporated
                                                         ("LMWW"); President and Director, LMTower;
                                                         Manager, Brandywine; Director, Gray, Seifert &
                                                         Co., Inc. ("Gray Seifert"); Director, Berkshire
                                                         Asset Management, Inc. ("Berkshire"); Director,
                                                         Bartlett & Co.  ("Bartlett"); Director, Legg
                                                         Mason Capital

                                                         Management, Inc. ("LMCM");
                                                         Director, LMFA; Director, Legg Mason Funds
                                                         Management, Inc. ("LMFM"); Director, LMTrust;
                                                         Director,  Western Asset Management Company
                                                         ("WAM"); Director, Western Asset Management
                                                         Company Limited ("WAMCL")

Edward A. Taber III      Director                        Senior Executive Vice President, Legg Mason,
                                                         Inc.; Director, LM Holdings Limited; Director,
                                                         Legg Mason Holdings Limited;  Director, LMCM;
                                                         Director, LMFA; Director, LMFM; Director, WAM;
                                                         Director, WAMCL; Director, LMREI

Tania Zouikin            Chairman and Director

(xvi) Systematic Financial Management L.P.

The only employment of a substantial nature of each of SFM's directors and officers is with SFM.

ITEM 26. PRINCIPAL UNDERWRITERS.

Not applicable.

ITEM 27. LOCATIONS OF ACCOUNTS AND RECORDS

All accounts and records are maintained by the Registrant, or on its behalf by the Registrant's sub-administrator, transfer agent, dividend paying agent and sub-accounting services agent, PFPC, Inc., 400 Bellevue Parkway, Wilmington, DE 19809.

ITEM 28. MANAGEMENT SERVICES.

There are no management-related service contracts not discussed in Part A or Part B.

ITEM 29. UNDERTAKINGS.

None.

                                    SIGNATURE

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 11 to the Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the city of Wilmington, State of Delaware on the 1st day of September 2004.

                                             WT INVESTMENT TRUST I

                                             By: /s/ Robert J. Christian
                                                 ------------------------------
                                                 Robert J. Christian, President

                                  EXHIBIT INDEX

   EXHIBIT                                          DESCRIPTION
23(a)(i)(b)              Amended Schedule A to Amended and Restated Agreement and Declaration
                         of Trust.

23(d)(ii)(b)             Amended Schedules A and B to Advisory Agreement with CRM.